UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2010 (December 6, 2010)

SINOBIOMED INC.
(Exact name of registrant as specified in its charter)

Commission File Number 333-128399

Delaware	20-1945139
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Room 4304, 43/F China Resources Building
26 Harbour Road, Wan Chai
Hong Kong  HKSAR
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-852-2511-0238

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 6, 2010, we entered into a settlement and conversion of debt letter agreement, dated December 2, 1010 (the “Settlement and Conversion Agreement”), with Mr. Michael Tan, whereby Mr. Tan agreed to convert the debt of $561,370.34 owing to him from us into 10,000,000 shares of our common stock.  A copy of the Settlement and Conversion Agreement is attached hereto as Exhibit 10.1.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On December 29, 2010, we issued 10,000,000 shares of our common stock to Mr. Michael Tan with respect to the conversion of a debt of $561,370.34 owing to him from us.  We believe that the issuance is exempt from registration under Regulation S and/or Section 4(2) under the Securities Act of 1933, as amended, as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

In addition, on December 29, 2010, we issued 3,400,000 shares of our common stock to two offshore individuals due to the third closing of our private placement at $0.015 per share for total gross proceeds of $51,000.  We believe that the issuances are exempt from registration under Regulation S and/or Section 4(2) under the Securities Act of 1933, as amended, as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside of the United States.

In relation to our private placement offering at $0.015 per share, we have paid a cash finder’s fee in the amount of $4,080 to one individual in Hong Kong.

The proceeds from the above transaction have been or will be used for general corporate purposes.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description of Exhibit

10.1	Settlement and Conversion of Debt Letter Agreement between Michael Tan and Sinobiomed Inc., dated December 2, 2010
99.1(1)	Form of Subscription Agreement

__________
Notes:

(1)	Previously filed as Exhibit 99.1 to the Form 8-K filed with the SEC on September 22, 2010, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINOBIOMED INC.

By:	/s/ George Yu
Name:	George Yu
Title:	Chief Executive Officer

Date: January 5, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page Number
10.1	Settlement and Conversion of Debt Letter Agreement between Michael Tan and Sinobiomed Inc., dated December 2, 2010	5